UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2021, Commercial Metals Company (the “Company”) completed the public offering of $300,000,000 in aggregate principal amount of its 3.875% Senior Notes due 2031 (the “2031 Notes”).

The 2031 Notes were issued under an indenture, dated as of May 6, 2013 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the fourth supplemental indenture, dated as of February 2, 2021 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The 2031 Notes are senior, unsecured obligations of the Company, and the 2031 Notes accrue interest at a fixed rate per annum equal to 3.875%. Interest on the 2031 Notes is payable on February 15 and August 15 of each year, beginning on August 15, 2021, to the persons in whose names such 2031 Notes are registered at the close of business on the preceding February 1 or August 1, as the case may be. The 2031 Notes mature on February 15, 2031. None of the Company’s subsidiaries are guarantors of the 2031 Notes nor are they guarantors of any of the Company’s other outstanding notes.

Prior to February 15, 2026, the Company will have the option to redeem some or all of the 2031 Notes at a redemption price equal to 100% of the principal amount of the 2031 Notes, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. Additionally, on or after February 15, 2026, the Company may redeem some or all of the 2031 Notes at the redemption prices set forth in the Fourth Supplemental Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to February 15, 2024, and subject to certain limitations, the Company may redeem up to 40% of the 2031 Notes with the net cash proceeds of certain equity offerings at a redemption price of 103.875% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Under certain change of control triggering events, holders of the 2031 Notes will have the right to require the Company to repurchase all or any part of the 2031 Notes at a repurchase price equal to 101% of the principal amount of the 2031 Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Within 30 days following any change of control triggering event or, at the Company’s option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the 2031 Notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the 2031 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants and warranties in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of not less than 25% in principal amount of the then outstanding 2031 Notes may declare the principal amount of all of the 2031 Notes to be due and payable immediately.

The foregoing description of the Indenture and the 2031 Notes does not purport to be complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the form of the 2031 Notes, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01	Other Events.

Tender Offer

On February 2, 2021, the Company announced the early participation results and early settlement date for the Company’s previously announced cash tender offer to purchase any and all of its outstanding 2026 Notes (the “Tender Offer”).

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Redemption of the 2026 Notes

As previously disclosed, on January 19, 2021, the Company issued a conditional notice of full redemption to redeem any and all of its outstanding 5.750% Senior Notes due 2026 (the “2026 Notes”) that remain outstanding following the consummation of the Tender Offer. The completion of the public offering of the 2031 Notes has satisfied the condition to the notice of full redemption and the redemption will occur on February 19, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated February 2, 2021, by and among Commercial Metals Company and U.S. Bank National Association, as trustee.

4.2	Form of 3.875% Senior Note due 2031.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

99.1	Press Release issued by Commercial Metals Company on February 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: February 2, 2021	By:	/s/ Paul J. Lawrence
	Name:	Paul J. Lawrence
	Title:	Vice President and Chief Financial Officer